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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-83531 and 333-100974) pertaining to the Tanning Technology Corporation 1999 Employee Stock Purchase Plan and the Tanning Technology Corporation 2002 Stock Option Plan of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Tanning Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002.

ERNST & YOUNG LLP

Denver, Colorado
February 12, 2003

ATTEST:	[SEAL]

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  EXHIBIT 23.1